SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 14, 2004

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                   0-19278                       13-3357370
 (State or other        (Commission file Number)       (IRS Identification No.)
  jurisdiction
of incorporation)

                    51 James Way, Eatontown, New Jersey     07724
               (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code  (732) 542-2800

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech, Inc. announced today that Sam Owusu-Akyaw has been elected President and Chief Operating Officer of the Company with responsibilities for domestic operations. Mr. Owusu-Akyaw also has been appointed to the Osteotech Board of Directors and will assume his positions with the Company on July 2, 2004. He will report to Richard W. Bauer, Osteotech's Chief Executive Officer.

Mr. Owusu-Akyaw joins Osteotech with more than 25 years experience in the medical device industry. Most recently, he was Vice President of Medtronic, Inc. and General Manager of Medtronic Midas Rex Division. Prior to joining Medtronic, he was Vice President of Operations for Acromed, Inc. and prior to that, spent 20 years with Zimmer, Inc. and Bristol-Myers Squibb Company in various positions of increasing responsibility.

Osteotech, Inc, headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech or this press release, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 2004

                                                   OSTEOTECH, INC.
                                        -------------------------------------
                                                    (Registrant)

                                        By:  /s/ Michael J. Jeffries
                                            -----------------------------------
                                            Michael J. Jeffries
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)